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                                                                      EXHIBIT 23

                                BARRY L. FRIEDMAN
                           Certified Public Accountant

1582 TULITA DRIVE,                                          OFFICE  702-361-8414
LAS VEGAS, NV 89123                                         FAX NO. 702-896-0278


To Whom It May Concern:                                            June 14, 1999

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of June 14, 1999, on the Financial Statements of WHITE ROCK ENTERPRISES, LTD., as of May 31, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant